Exhibit 99.1

SBC MEDICAL GROUP HOLDINGS INCORPORATED

SBC MEDICAL GROUP HOLDINGS INCORPORATED
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$103,702,770	$103,022,932
Accounts receivable	2,315,948	1,437,077
Accounts receivable – related parties	23,857,674	33,676,672
Inventories	1,947,005	3,090,923
Finance lease receivables, current – related parties	6,598,828	6,143,564
Customer loans receivable, current	14,525,297	8,484,753
Other receivables - related party	5,245,990	—
Prepaid expenses and other current assets	11,526,931	10,050,005
Total current assets	169,720,443	165,905,926

Non-current assets:
Property and equipment, net	11,879,132	13,582,017
Intangible assets, net	14,828,253	19,739,276
Long-term investments	4,635,304	849,434
Goodwill, net	3,148,091	3,590,791
Finance lease receivables, non-current – related parties	3,450,699	3,420,489
Operating lease right-of-use assets	4,614,597	5,919,937
Deferred tax assets	868,604	—
Customer loans receivable, non-current	6,664,910	6,444,025
Long-term prepayments	3,633,491	4,099,763
Long-term investments in MCs – related parties	17,369,040	19,811,555
Other assets	14,433,783	15,442,058
Total non-current assets	85,525,904	92,899,345
Total assets	$255,246,347	$258,805,271

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable	$14,602,870	$26,531,944
Current portion of long-term loans	112,042	156,217
Notes payable, current – related parties	9,672,886	3,369,203
Advances from customers	1,103,522	2,074,457
Advances from customers – related parties	15,803,809	23,058,175
Income tax payable	12,773,567	8,782,930
Operating lease liabilities, current	3,449,126	3,885,812
Accrued liabilities and other current liabilities	14,022,067	21,009,009
Due to related party	3,469,183	3,583,523
Total current liabilities	75,009,072	92,451,270

SBC MEDICAL GROUP HOLDINGS INCORPORATED
UNAUDITED CONSOLIDATED BALANCE SHEETS — (Continued)

	June 30, 2024	December 31, 2023
Non-current liabilities:
Long-term loans	646,878	1,062,722
Notes payable, non-current – related parties	14,147,360	11,948,219
Deferred tax liabilities	2,316,808	6,013,565
Operating lease liabilities, non-current	1,454,794	2,444,316
Other liabilities	1,015,841	1,074,930
Total non-current liabilities	19,581,681	22,543,752
Total liabilities	94,590,753	114,995,022

Stockholder’s equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of June 30, 2024 and December 31, 2023)	—	—
Common stock ($0.0001 par value, 200,000,000 shares authorized, 7,949,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023)	795	795
Additional paid-in capital	36,887,905	36,887,905
Retained earnings	180,090,892	142,848,732
Accumulated other comprehensive loss	(56,683,275)	(37,578,255)
Total SBC Medical Group Holdings Incorporated’s stockholder’s equity	160,296,317	142,159,177
Non-controlling interests	359,277	1,651,072
Total stockholder’s equity	160,655,594	143,810,249
Total liabilities and stockholder’s equity	$255,246,347	$258,805,271

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues, net – related parties	$51,039,038	$39,238,104	$101,509,245	$80,216,944
Revenues, net	2,063,042	1,763,322	6,400,877	3,697,100
Total revenues, net	53,102,080	41,001,426	107,910,122	83,914,044
Cost of revenues	13,682,405	9,078,576	28,971,072	23,475,757
Gross profit	39,419,675	31,922,850	78,939,050	60,438,287

Operating expenses:
Selling, general and administrative expenses	12,129,115	16,192,346	27,187,605	33,438,520
Misappropriation loss	—	160,198	—	352,250
Total operating expenses	12,129,115	16,352,544	27,187,605	33,790,770

Income from operations	27,290,560	15,570,306	51,751,445	26,647,517

Other income (expenses):
Interest income	11,644	10,610	29,333	76,111
Interest expense	(7,424)	(25,508)	(10,432)	(33,402)
Other income	306,291	1,272,763	655,972	2,736,854
Other expenses	(514,636)	(158,600)	(1,951,292)	(482,925)
Gain on disposal of subsidiary	—	—	3,813,609	—
Total other income (expenses)	(204,125)	1,099,265	2,537,190	2,296,638

Income before income taxes	27,086,435	16,669,571	54,288,635	28,944,155

Income tax expense	8,529,110	6,814,289	16,981,094	12,670,982

Net income	18,557,325	9,855,282	37,307,541	16,273,173
Less: net income (loss) attributable to non-controlling interests	72,917	(813,640)	65,381	(398,189)
Net income attributable to SBC Medical Group Holdings Incorporated	$18,484,408	$10,668,922	$37,242,160	$16,671,362

Other comprehensive income (loss):
Foreign currency translation adjustment	$(9,046,549)	$(7,878,633)	$(19,240,401)	$(18,850,973)
Unrealized gain on available-for-sale debt security, net of tax effect of nil and $86,150 for the three months ended June 30, 2024 and 2023, respectively; nil and $101,725 for the six months ended June 30, 2024 and 2023, respectively	—	166,561	—	196,623
Total comprehensive income (loss)	9,510,776	2,143,210	18,067,140	(2,381,177)
Less: comprehensive income (loss) attributable to non-controlling interests	22,000	(1,130,375)	(70,000)	(741,527)
Comprehensive income (loss) attributable to SBC Medical Group Holdings Incorporated	$9,488,776	$3,273,585	$18,137,140	$(1,639,650)

Net income per share attributable to SBC Medical Group Holdings Incorporated*
Basic and diluted	$2.33	$1.34	$4.69	$2.10

Weighted average shares outstanding*
Basic and diluted	7,949,000	7,949,000	7,949,000	7,949,000

*	Retrospectively restated for effect of share issuances on September 8, 2023.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	Common Stock				Accumulated	Total SBC Medical Group Holdings
	Number	Amount	Additional Paid-in Capital	Retained Earnings	Other Comprehensive Loss	Incorporated’s Stockholder’s Equity	Non- controlling Interests	Total Stockholder’s Equity
Balance as of December 31, 2023	7,949,000	$795	$36,887,905	$142,848,732	$(37,578,255)	$142,159,177	$1,651,072	$143,810,249
Disposal of subsidiary	—	—	—	—	—	—	(1,221,795)	(1,221,795)
Net income (loss)	—	—	—	18,757,752	—	18,757,752	(7,536)	18,750,216
Foreign currency translation adjustment	—	—	—	—	(10,109,388)	(10,109,388)	(84,464)	(10,193,852)
Balance as of March 31, 2024	7,949,000	795	36,887,905	161,606,484	(47,687,643)	150,807,541	337,277	151,144,818
Net income	—	—	—	18,484,408	—	18,484,408	72,917	18,557,325
Foreign currency translation adjustment	—	—	—	—	(8,995,632)	(8,995,632)	(50,917)	(9,046,549)
Balance as of June 30, 2024	7,949,000	$795	$36,887,905	$180,090,892	$(56,683,275)	$160,296,317	$359,277	$160,655,594

	Common Stock*				Accumulated	Total SBC Medical Group Holdings
	Number	Amount	Additional Paid-in Capital*	Retained Earnings	Other Comprehensive Loss	Incorporated’s Stockholder’s Equity	Non- controlling Interests	Total Stockholder’s Equity
Balance as of December 31, 2022	1	$—	$26,624,694	$103,478,696	$(24,853,275)	$105,250,115	$2,599,968	$107,850,083
Issuance of common stock	1,000	—	10	—	—	10	—	10
Net income	—	—	—	6,002,440	—	6,002,440	415,451	6,417,891
Unrealized gain on available-for-sale debt security, net of tax effect of $15,575	—	—	—	—	30,062	30,062	—	30,062
Foreign currency translation adjustment	—	—	—	—	(10,945,737)	(10,945,737)	(26,603)	(10,972,340)
Balance as of March 31, 2023	1,001	—	26,624,704	109,481,136	(35,768,950)	100,336,890	2,988,816	103,325,706
Net income (loss)	—	—	—	10,668,922	—	10,668,922	(813,640)	9,855,282
Unrealized gain on available-for-sale debt security, net of tax effect of $86,150	—	—	—	—	166,561	166,561	—	166,561
Foreign currency translation adjustment	—	—	—	—	(7,561,898)	(7,561,898)	(316,735)	(7,878,633)
Balance as of June 30, 2023	1,001	$—	$26,624,704	$120,150,058	$(43,164,287)	$103,610,475	$1,858,441	$105,468,916

*	Retrospectively restated for effect of share issuances on September 8, 2023.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$37,307,541	$16,273,173
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,849,422	6,400,831
Non-cash lease expense	1,923,890	2,132,980
Allowance for credit losses	62,804	146,452
Impairment loss on property and equipment	—	194,336
Fair value change of long-term investments	1,045,557	—
Gain on disposal of subsidiary	(3,813,609)	—
Gain on disposal of property and equipment	(902)	(249,532)
Deferred income taxes	(3,322,728)	(1,514,836)
Changes in operating assets and liabilities:
Accounts receivable	(1,423,412)	(1,392,104)
Accounts receivable – related parties	5,843,499	(18,400,405)
Inventories	561,921	(4,347,104)
Finance lease receivables – related parties	(1,759,556)	16,427,854
Customer loans receivable	7,521,267	—
Prepaid expenses and other current assets	(1,488,347)	9,999,175
Long-term prepayments	(41,412)	—
Other assets	(1,007,431)	(1,099,364)
Accounts payable	(8,960,556)	7,497,459
Notes payable – related parties	(5,101,368)	—
Advances from customers	(755,977)	(716,491)
Advances from customers – related parties	(4,663,233)	(8,130,208)
Income tax payable	5,462,133	1,342,119
Operating lease liabilities	(1,998,196)	(2,004,281)
Accrued liabilities and other current liabilities	(4,444,172)	(985,999)
Accrued retirement compensation expense – related party	—	(22,082,643)
Other liabilities	77,625	79,987
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	22,874,760	(428,601)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,565,333)	(1,085,391)
Purchase of intangible assets	—	(1,683,030)
Purchase of convertible note	(1,700,000)	(1,000,000)
Prepayments for property and equipment	—	(287,174)
Advances to related parties	(617,804)	(682,260)
Payments made on behalf of a related party	(5,245,990)	—
Purchase of short-term investments	—	(49,724)
Cash received for acquisition of subsidiary, net of cash received	—	722,551
Long-term loans to others	(62,489)	(381,588)
Repayments from related parties	555,000	535,808
Repayments from others	44,748	—
Disposal of subsidiary, net of cash disposed of	(815,819)	—
Proceeds from disposal of property and equipment	1,971	147,924
NET CASH USED IN INVESTING ACTIVITIES	(9,405,716)	(3,762,884)

SBC MEDICAL GROUP HOLDINGS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related parties	—	11,777,729
Proceeds from issuance of common stock	—	10
Repayments of long-term loans	(59,217)	(4,509,916)
Repayments to related parties	(50,124)	(7,608,925)
NET CASH USED IN FINANCING ACTIVITIES	(109,341)	(341,102)

Effect of changes in foreign currency exchange rate	(12,679,865)	(11,436,739)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	679,838	(15,969,326)
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE PERIOD	103,022,932	51,737,994
CASH AND CASH EQUIVALENTS AS OF THE END OF THE PERIOD	$103,702,770	$35,768,668

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$10,432	$33,402
Cash paid for income taxes	$16,191,178	$12,608,072

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment transferred from long-term prepayments	$—	$7,329,186
An intangible asset transferred from long-term prepayments	$—	$17,666,115
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,029,518
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$1,376,034	$2,062,879
Issuance of promissory notes to related parties in connection with loan services provided	$16,085,387	$31,496
Non-cash purchase consideration for an asset acquisition	$—	$705,528

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS

Business Overview

SBC Medical Group Holdings Incorporated (“SBC USA”), a holding company, was incorporated under the laws of the state of Delaware on January 20, 2023. SBC USA, through its consolidated subsidiaries and variable interest entity (“VIE”), is principally engaged in medical industry to provide comprehensive management services to the medical corporations and their clinics, including but not limited to licensure of the use of trademark and brand name of “Shonan Beauty Clinic”, sales of medical equipment, medical consumables procurement services, and management of customer’s loyalty program, etc.

SBC USA and its consolidated subsidiaries and VIE are collectively referred to herein as the “Company”, “we” and “us”, unless specific reference is made to an entity.

Reorganization

In June 2020 and April 2022, SBC Inc., a company incorporated in Japan in June 2007, and Advice Innovation Co., Ltd., a company incorporated in Japan in December 2018, were merged with and into SBC Medical Group Co., Ltd. (“SBC Japan”), a company incorporated in Japan in September 2017 and previously known as Aikawa Medical Management Co., Ltd., respectively, with SBC Japan being the surviving entity in such mergers.

In April 2023, SBC Japan acquired 100% equity interest of L’Ange Cosmetique Co., Ltd. (“L’Ange Sub”), a company incorporated in Japan in June 2003, and Shobikai Co., Ltd. (“Shobikai Sub”), a company incorporated in Japan in June 2014, through share exchange. As a result, L’Ange Sub and Shobikai Sub become wholly owned subsidiaries of SBC Japan.

In August 2023, SBC Japan and L’Ange Sub disposed of their entire equity interest in Ai Inc. and Lange Inc., both incorporated in the Federated States of Micronesia in January 2022, respectively, for cash. As a result, Ai Inc. and Lange Inc. cease to be subsidiaries of the Company, with the related investment in capital being treated as a deemed distribution and the disposal proceeds treated as a deemed contribution.

In September 2023, SBC USA acquired 100% equity interest of SBC Japan through share exchange with one share of its common stock. As a result, SBC Japan becomes a wholly owned subsidiary of SBC USA.

The above reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholder controlled these entities before and after the reorganization. The consolidation of the Company has been accounted for at historical cost and prepared on the basis as if the transactions had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

Corporate Structure

As of June 30, 2024, the Company’s major subsidiaries and VIE are as follows:

Name	Place of Incorporation	Date of Incorporation or Acquisition	Percentage of Ownership	Principal Activities
SBC Medical Group Co., Ltd.	Japan	September 29, 2017	100%	Franchising, procurement and management services for the medical corporations
L’Ange Cosmetique Co., Ltd.	Japan	June 18, 2003	100%	Management and rental services for the medical corporations
Shobikai Co., Ltd.	Japan	June 4, 2014	100%	Procurement, management and rental services for the medical corporations

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND DESCRIPTION OF BUSINESS (cont.)

Name	Place of Incorporation	Date of Incorporation or Acquisition	Percentage of Ownership	Principal Activities
Liesta Co., Ltd.	Japan	December 15, 2020	100%	Real estate brokerage services
Skynet Academy Co., Ltd.	Japan	April 1, 2022	78%	Pilot training services
SBC Sealane Co., Ltd.	Japan	June 7, 2022	100%	Construction services
SBC Marketing Co., Ltd.	Japan	June 30, 2022	100%	Internet marketing services
Medical Payment Co., Ltd.	Japan	June 30, 2022	75%	Loan services
SBC Medical Consulting Co., Ltd.	Japan	August 2, 2022	100%	Human resource services
Shoubikai Medical Vietnam Co., Ltd.	Vietnam	August 29, 2013	100%	Cosmetic clinic
SBC Healthcare Inc.	United States	December 16, 2019	100%	Management services for cosmetic clinic in the United States
SBC Irvine, LLC*	United States	December 27, 2018	100%	Management services for cosmetic clinic in the United States
Kijimadairakanko Inc.	Japan	April 3, 2023	100%	Ski resorts and tourism services
Aikawa Medical Management, Inc.	United States	May 10, 2017	VIE	Management services for cosmetic clinic in the United States

*	A subsidiary of SBC Healthcare Inc.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited consolidated financial statements do not include all of the information and disclosure required by the U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of a normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2023.

The unaudited consolidated financial statements include the financial statements of the Company, its subsidiaries, and consolidated VIE for which the Company is the primary beneficiary. The results of the subsidiaries are consolidated from the date on which the Company obtained control and continues to be consolidated until the date that such control ceases. All significant transactions and balances among the Company’s subsidiaries, including the VIE, have been eliminated upon consolidation.

Variable Interest Entities

In accordance with the guidance for the consolidation of VIE, the Company identifies its variable interests and analyzes to determine if the entity in which the Company has a variable interest is a VIE. Determination if a variable interest is a VIE includes both quantitative and qualitative consideration. For those entities determined to be VIEs within the scope of the VIE model, a further quantitative and qualitative analysis is performed to determine if the Company is deemed the primary beneficiary. The primary beneficiary is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company would consolidate those entities in which it is determined to be the primary beneficiary. The Company based its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and the relevant development, operating management and financial agreements.

The Company evaluates its relationship with its VIE on an ongoing basis to determine whether it continues to be the primary beneficiary of its consolidated VIE, or whether it has become the primary beneficiary of the VIE it does not consolidate.

Voting Model

If a legal entity fails to meet any of the three characteristics of a VIE, we then evaluate such entity under the voting model. Under the voting model, we consolidate the entity if we determine that we, directly or indirectly, have greater than 50% of the voting rights and that other equity holders do not have substantive participating rights.

Assessment of Medical Corporations in Japan

SBC Japan, L’Ange Sub and Shobikai Sub are each designated as a medical service corporation (the “MSC”) to provide services to the MCs (the “MCs”) in Japan. To maintain and strengthen the business relationship and to secure the source of revenues from the MCs, the Company acquired equity interests in the following MCs throughout the years.

Name of the MC	Percentage of Equity Interest Acquired	Percentage of Voting Interest Held
Medical Corporation Shobikai	100%	0%
Medical Corporation Kowakai	100%	0%
Medical Corporation Nasukai	100%	0%
Medical Corporation Aikeikai	100%	0%
Medical Corporation Jukeikai	100%	0%
Medical Corporation Ritz Cosmetic Surgery	100%	0%

As non-profit organizations, MCs are required to comply with the medical-related laws and regulations of the Japanese Medical Care Act (the “Act”, “Medical Care Act”). In accordance with the Act, the highest authority of MCs is its general meeting of members (the “Members”), with each Member having one voting right. The Company, through the MSCs, has no right to elect the Members, no decision-making ability and no right to dividend or any profit distribution, but has the right to receive distribution of the residual assets of the MCs.

Since the not-for-profit entities scope exception to the variable interest model is applicable to the MCs, the Company evaluates its business relationship, franchisor-franchisee agreements and/or services agreements with the MCs in Japan under the voting model. The Company has concluded that consolidation of the MCs is not appropriate for the periods presented as it does not have a majority voting interest in the Members of the MCs nor does it have a controlling financial interest in the MCs. The equity interests in the MCs held by the Company are recorded as long-term investments in MCs — related parties on the unaudited consolidated balance sheets. The transactions between the Company and the MCs are disclosed in Note 17 Related Party Transactions.

(b) Foreign Currency

The Company maintains its books and record in its local currency, Japanese YEN (“JPY” or “¥”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in other income (expenses) in the unaudited statements of operations and comprehensive income (loss).

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The reporting currency of the Company is the United States Dollars (“US$” or “$”), and the accompanying financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translations of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the unaudited statements of changes in stockholder’s equity.

Translation of amounts from local currency of the Company into US$1 has been made at the following exchange rates:

	June 30, 2024	June 30, 2023
Current JPY:US$1 exchange rate	160.8680	145.9900
Average JPY:US$1 exchange rate	152.1868	135.8533

(c) Use of Estimates

In preparing the unaudited consolidated financial statements in conformity U.S. GAAP, the management is required to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information available as of the date of the unaudited consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, useful lives and impairment of long-lived assets, impairment of goodwill, impairment of long-term investments in MCs — related parties, valuation allowance of deferred tax assets, uncertain income tax positions, the recognition and measurement of impairment of investments in securities, allowance for credit losses and implicit interest rate of operating leases. Management bases its estimates on historical experience and other assumptions it believes to be reasonable under the circumstances and evaluates these estimates on an on-going basis. Actual results could differ from those estimates.

(d) Customer Loans Receivable and Note Payables — Related Parties

In February 2023, the Company started to provide loan services to certain customers of the related-party MCs (“End Customers”). When a loan is granted to finance an End Customer’s purchase, the Company issues a promissory note to the MC to pay off the purchase transaction on behalf of the End Customer, and the End Customer is required to repay the Company in monthly installments. The loans provided to the End Customers are unsecured, interest-bearing, and due in three months to five years, depending on the End Customers’ choice of the loan service term.

The Company records the customer loans receivables at gross loan receivables less unamortized costs of issuance fees or discounts, which are amortized over the life of the loan to interest income. During the six months ended June 30, 2024 and 2023, the Company generated interest income of $490,210 and $443, respectively, from the loan services, which were included in revenues.

Management periodically evaluates individual End Customer’s financial condition, credit history and the current economic conditions to make adjustments in the allowance when necessary. Customer loans receivable are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of June 30, 2024 and December 31, 2023, the Company determined no allowance for doubtful accounts was necessary for customer loans receivable.

The Company repays each promissory note issued to the MCs at the end of the term with a lump sum payment. The promissory notes are unsecured, bear no interest, and are due in three months to five years, depending on the term of the loans provided to the corresponding End Customers.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(e) Intangible Assets, Net

Intangible assets with an indefinite life are not amortized and are tested for impairment annually or more frequently if events or changes in circumstances indicate that they might be impaired.

Intangible assets with finite lives are initially recorded at cost and amortized on a straight-line basis over the estimated economic useful lives of the respective assets. Acquired intangible assets from business combinations are recognized and measured at fair value at the time of acquisition. Those assets represent assets with finite lives are further amortized on a straight-line basis over the estimated economic useful lives of the respective assets.

The estimated useful lives of intangible assets are as follows:

Useful Life
Patent use right	16 years

(f) Goodwill, Net

Goodwill represents the excess of the purchase price over the fair value of the identifiable assets and liabilities acquired in the business combination. In accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test.

The Company would recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit.

When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment analysis for goodwill. The quantitative analysis requires a comparison of the fair value of the reporting unit to its carrying value, including goodwill. If the carrying value of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The fair value is generally determined using the income approach with the discounted cash flow valuation method, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rates.

(g) Impairment of Long-lived Assets Other Than Goodwill

Long-lived assets with finite lives, primarily property and equipment, intangible assets, and operating lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

(h) Long-term Investments

Investments in equity securities with readily determinable fair values

The Company holds investments in equity securities of publicly listed companies, for which the Company does not have significant influence. Investments in equity securities with readily determinable fair values are measured at fair value and any changes in fair value are recognized in other income (expenses).

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Investments in privately held companies and organizations that do not report NAV per share

The Company’s long-term investments in privately held entities that do not report NAV per share are accounted for using a measurement alternative, under which these investments are measured at cost, adjusted for observable price changes and impairments, with changes recognized in other income (expenses).

The Company recognizes both realized and unrealized gain and losses in its unaudited consolidated statements of operations and comprehensive income (loss), classified with other income (expenses). Unrealized gains and losses represent observable price changes for investments in privately held entities that do not report NAV per share. Realized gains and losses represent the difference between proceeds received upon disposition of investments and their historical or adjusted cost. Impairments are realized losses, which result in an adjusted cost, and represent charges to reduce the carrying values of investments in privately held entities that do not report NAV per share, if impairments are deemed other than temporary, to their estimated fair values.

(i) Long-term Investments in MCs — Related Parties

Long-term investments in MCs — related parties represent the payments to obtain equity interests of the MCs in Japan, made by the Company through SBC Japan, a company designated as a MSC in Japan. In accordance with the Act and articles of incorporation of the MCs, which are non-profit organizations, the equity interest holders of MCs are prohibited from receiving any profit distribution from MCs but have the right to receive distribution of the residual assets of the MCs in proportion to the amount of their contribution. As of the balance sheet dates, the investments represent probable future economic benefit to be realized at the time of dissolution of MCs or the equity interests being sold.

The investments in MCs — related parties are accounted for using a measurement alternative, under which these investments are measured at cost, less impairment, and adjusted for observable price changes. The Company reviews the investments in MCs for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The payments made for such investments are classified as investing activities in the unaudited consolidated statements of cash flows. The MCs are considered related parties as the relatives of the Chief Executive Officer (“CEO”) of the Company being the Members of the MCs. Also see Note 2(a) for further details.

(j) Lease

The Company determines if an arrangement is or contains a lease at inception or modification of the arrangement. An arrangement is or contains a lease if there are identified assets and the right to control the use of an identified asset is conveyed for a period in exchange for consideration. Control over the use of the identified assets means the lessee has both the right to obtain substantially all of the economic benefits from the use of the asset and the right to direct the use of the asset.

The Company classifies its leases as either finance leases or operating leases if it is the lessee, or sales-type, direct financing, or operating leases if it is the lessor. The following criteria is used to determine if a lease is a finance lease (as a lessee) or sales-type or direct financing lease (as a lessor):

(i) ownership is transferred from lessor to lessee by the end of the lease term;

(ii) an option to purchase is reasonably certain to be exercised;

(iii) the lease term is for the major part of the underlying asset’s remaining economic life;

(iv) the present value of lease payments equals or exceeds substantially all of the fair value of the underlying assets; or

(v) the underlying asset is specialized and is expected to have no alternative use at the end of the lease term.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

If any of the above criteria is met, the Company accounts for the lease as a finance, a sales-type, or a direct financing lease. If none of the criteria is met, the Company accounts for the lease as an operating lease.

Lessee accounting

The Company recognizes right-of-use assets and lease liabilities for all leases other than those with a term of twelve months or less as the Company has elected to apply the short-term lease recognition exemption. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term. Lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are classified and recognized at the commencement date of a lease. Lease liabilities are measured based on the present value of fixed lease payments over the lease term. Right-of-use assets consist of (i) initial measurement of the lease liability; (ii) lease payments made to the lessor at or before the commencement date less any lease incentives received; and (iii) initial direct costs incurred by the Company.

As the rates implicit on the Company’s leases for which it is the lessee are not readily determinable, the Company uses its incremental borrowing rate based on information available at the commencement date in determining the present value of lease payments. When determining the incremental borrowing rate, the Company assesses multiple variables such as lease term, collateral, economic conditions, and its creditworthiness.

From time to time, we may enter into sublease agreements with third parties. Our subleases generally do not relieve us of our primary obligations under the corresponding head lease. As a result, we account for the head lease based on the original assessment at lease inception. We determine if the sublease arrangement is either a sales-type, direct financing, or operating lease at inception of the sublease. If the total remaining lease cost on the head lease for the term of the sublease is greater than the anticipated sublease income, the right-of-use asset is assessed for impairment. Our subleases are generally operating leases and we recognize sublease income on a straight-line basis over the sublease term.

Lessor accounting — operating leases

The Company accounts for the revenue from its lease contracts by utilizing the single component accounting policy. This policy requires the Company to account for, by class of underlying asset, the lease component and nonlease component(s) associated with each lease as a single component if two criteria are met.

(i)	the timing and pattern of transfer of the lease component and the nonlease component(s) are the same; and

(ii)	the lease component would be classified as an operating lease if it were accounted for separately.

Lease components consist primarily of fixed rental payments, which represent scheduled rental amounts due under our leases. Nonlease components consist primarily of tenant recoveries representing reimbursements of rental operating expenses, including recoveries for utilities, repairs and maintenance and common area expenses.

If the lease component is the predominant component, we account for all revenues under such lease as a single component in accordance with the lease accounting standard. Conversely, if the nonlease component is the predominant component, all revenues under such lease are accounted for in accordance with the revenue recognition accounting standard. Our operating leases qualify for the single component accounting, and the lease component in each of our leases is predominant. Therefore, we account for all revenues from our operating leases under the lease accounting standard and classify these revenues as rental income.

The Company commences recognition of rental income related to the operating leases at the date the property is ready for its intended use by the tenant and the tenant takes possession or controls the physical use of the leased asset. Income from rentals related to fixed rental payments under operating leases is recognized on a straight-line basis over the respective operating lease terms. Any amounts received but will be recognized as revenue in future periods are classified in advances from customers in the Company’s unaudited consolidated balance sheets.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lessor accounting — sales-type leases

The Company purchases medical equipment from vendors and leases it to its customers, who are required to pay installments throughout the term of the leases. The lease agreements include lease payments that are fixed, do not contain residual value guarantees or variable lease payments. The lease terms are based on the non-cancellable term of the lease and the buyer may have options to terminate the lease in advance when meets certain conditions. The customers obtain control of the medical equipment when they physically possess the equipment.

The Company recognizes sales from sales-type leases equal to the present value of the minimum lease payments discounted using the implicit interest rate in the lease and cost of sales equal to carrying amount of the asset being leased and any initial direct costs incurred, less the present value of the unguaranteed residual. Interest income from the leases is recognized over the lease terms and included in revenues, net.

The Company excludes from the measurement of its lease revenues any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction and collected from a customer.

(k) Revenue Recognition

The Company recognizes revenue from franchising services, procurement services, management services and other services or product sales under ASC Topic 606, “Revenue from Contracts with Customers”.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract(s) with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. Revenue amount represents the invoiced value, net of consumption tax and applicable local government levies, if any. The consumption tax on sales is calculated at 10% of gross sales. The Company does not have significant remaining unfulfilled performance obligations or contract balances.

The Company reports revenue on a gross or net basis based on management’s assessment of whether the Company acts as a principal or agent in the transaction. The determination of whether the Company acts as a principal or an agent in a transaction is based on the evaluation of whether (i) the Company is primarily responsible for fulfilling the promise to provide the specified goods or service, (ii) the Company has inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

The Company recognizes revenue from rental services under ASC Topic 842, “Leases”.

The Company currently generates its revenue from the following main sources:

Franchising Revenue

The Company generates franchising revenue (royalty income) by licensing its intellectual properties, including but not limited to the Company’s brand name (“Shonan Beauty Clinic”), trade name, patents, and trademarks, as a franchisor pursuant to franchise agreements with the medical corporations (the “MCs”) in Japan. Prior to April 2023, royalty income was based on a percentage of sales and recognized at the time when the related sales occurred; since April 2023, it is based on a fixed amount to each clinic of the MCs; since September 2023, it is based on a fixed amount to each MC and a fixed amount to each clinic of the MCs and recognized over time as services are rendered.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Procurement Revenue

The Company generates procurement services revenue by purchasing primarily advertising services and medical materials from qualified vendors on behalf of MCs to maintain brand quality consistency. Procurement services revenue is recognized at the point in time upon the delivery of products or over time as services are performed. Occasionally, the Company receives vendor discounts on certain large purchases. It recognizes revenue based on actual payments and will return the over-collection resulting from such discounts to MCs.

Management Services Revenue

The Company provides loyalty program management services, labor supporting services, function supporting services, and management consulting services to MCs.

Loyalty program management services

The Company awards loyalty points on behalf of MCs to MCs’ customers, who earn loyalty points from each qualified purchase made at the loyalty program participating clinics of MCs, in exchange for a handling fee. The revenue is based on a percentage of the related payment amount made by MCs’ customers and is recognized when the loyalty points are awarded.

At the time loyalty points are awarded, a MC pays the Company cash in an amount equivalent to the awarded loyalty points, which is recorded as advances from customers. When a MC’s customers redeem the loyalty points, the Company returns the cash back to the MC in an amount equivalent to the redeemed loyalty points. The awarded loyalty points expire if a MC’s customer does not make any additional qualified purchase at a participating clinic within a year. The Company accumulates and tracks the points on behalf of MCs until the loyalty points expire at which time the Company recognizes an amount equivalent to the expired loyalty points as revenue, which is normally not significant.

The Company also awards certain points to MCs’ customers on behalf of MCs for free in order to increase the volume of MC’s sales, from which the Company earns other types of revenues, such as royalty income. When a MC’s customers redeem such points, the Company reimburses MC in an amount equivalent to the used free points and records it as a reduction of the revenue recognized.

The Company is an agent in the management of loyalty programs, and as a result, revenues are recognized net of the cost of redemptions.

Labor supporting services

The Company generates revenue by dispatching staff to MCs to provide a range of services, primarily including clinic operation, IT, and administrative services. The Company recognizes the revenue over the time when services are rendered.

Function supporting services

The revenue is derived from providing functional supporting services to MCs, such as accounting and human resources services. The Company recognizes the revenue over the time when services are rendered.

Management consulting services

The Company generates revenue by providing consulting services to MCs in relation to business operations of cosmetic dermatology. The Company recognizes the revenue over the time when services are rendered.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Rental Services Revenue

The Company generates rental income from operating leases and sales-type leases, which is accounted for under ASC Topic 842. Operating lease revenue is generally recognized on straight-line basis over the terms of the lease agreements and sales-type leases revenue is generally recognized on the lease commitment date. Also see Note 2(j).

Other Revenues

The Company generates other miscellaneous revenues such as accommodation services income, medicine dispensed sales revenue, brokerage services revenue, construction services revenue, pilot training services revenue, interest income, etc. These revenues are recognized when the Company satisfies performance obligations.

(l)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, accounts receivable, customer loans receivable and other receivables. The Company places its cash and cash equivalents with financial institutions. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the six months ended June 30, 2024, customer A, B, C and D represent 24%, 22%, 24% and 10% of the Company’s total revenues, respectively. For the six months ended June 30, 2023, customer A, B and C represent 39%, 23% and 21% of the Company’s total revenues, respectively.

As of June 30, 2024, customer A, B, C and D account for 16%, 26%, 25% and 11% of the Company’s total outstanding accounts receivable, respectively. As of December 31, 2023, customer A, B, C and D account for 26%, 24%, 22% and 13% of the Company’s total outstanding accounts receivable, respectively.

For the six months ended June 30, 2024, vendor A represents 15% of the Company’s total purchases. For the six months ended June 30, 2023, vendor A and D represent 16% and 12% of the Company’s total purchases, respectively.

As of June 30, 2024, vendor A and B represent 23% and 16% of the Company’s total outstanding accounts payable, respectively. As of December 31, 2023, vendor A, B and D represent 19%, 14% and 14% of the Company’s total outstanding accounts payable, respectively.

(m)    Related Parties and Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC Topic 850, “Related Party Disclosures,” and other relevant ASC standards.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Company or exercise significant influence over the Company in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(n)	Fair Value Measurements

The Company performs fair value measurements in accordance with ASC Topic 820. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. An asset’s or a liability’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC Topic 820 establishes three levels of inputs that may be used to measure fair value:

●	Level 1: quoted prices in active markets for identical assets or liabilities;

●	Level 2: inputs other than Level 1 that are observable, either directly or indirectly; or

●	Level 3: unobservable inputs that are supported by little or no market activity and that are significant to the fair values of the assets or liabilities.

As of June 30, 2024 and December 31, 2023, the carrying values of current assets and current liabilities approximated their fair values reported in the unaudited consolidated balance sheets due to the short-term maturities of these instruments. Debt that bears variable interest rates index to prime also approximates fair value as it reprices when market interest rates change.

Assets measured at fair value on a recurring basis as of June 30, 2024 and December 31, 2023 are summarized below.

Fair Value Measurements as of June 30, 2024
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at June 30, 2024
Long-term investments:
Equity investments at fair value with readily determinable fair value	$3,890,594	—	—	$3,890,594

Fair Value Measurements as of December 31, 2023
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Fair Value at December 31, 2023
Long-term investments:
Equity investments at fair value with readily determinable fair value	—	—	—	—

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(o)	Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU No. 2023-09 is effective for public entities for annual reporting periods beginning after December 15, 2023, on a retrospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740): Improvement to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures, primarily related to the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024, and for annual periods beginning after December 15, 2025 for all other entities, on a prospective basis. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements and related disclosures.

NOTE 3 — VARIABLE INTEREST ENTITY

A VIE is defined as a legal entity whose equity owners do not have sufficient equity at risk, or, as a group, the holders of the equity investment at risk lack any of the following three characteristics: decision-making rights, the obligation to absorb losses, or the right to receive the expected residual returns of the entity. The primary beneficiary is identified as the variable interest holder that has both the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and the obligation to absorb expected losses or the right to receive benefits from the entity that could potentially be significant to the VIE.

The Company followed ASC Topic 810, “Consolidation”, utilizing a qualitative approach, and determined that it is the primary beneficiary of its VIE, Aikawa Medical Management, Inc. (“AMM”) and consolidated the result of operations, financial conditions, and cash flows of AMM in the consolidated financial statements.

The following amounts and balances of AMM were included in the Company’s unaudited consolidated financial statements as of June 30, 2024 and December 31, 2023 and for the three and six months ended June 30, 2024 and 2023:

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$34,012	$28,934
Accounts receivable	26,916	26,916
Prepaid expenses and other current assets	12,295	11,074
Total Current Assets	73,223	66,924

Property and equipment, net	1,799,372	1,799,372
Loans receivables from subsidiaries of the Company	3,081,370	3,060,581
Other assets	2,275	2,275
Total Non-current Assets	4,883,017	4,862,228

Total Assets	$4,956,240	$4,929,152

LIABILITIES
Current Liabilities
Accounts payable	$17,400	$17,942
Accrued liabilities and other current liabilities	17,824	17,824
Due to related party	2,825,984	2,875,408
Total Current Liabilities	2,861,208	2,911,174

Loan payable to a subsidiary of the Company	8,064,637	9,157,660
Total Non-current Liabilities	8,064,637	9,157,660

Total Liabilities	$10,925,845	$12,068,834

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — VARIABLE INTEREST ENTITY (cont.)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$40,470	$40,470	$188,860	$80,940
Cost of revenues	$—	$15,411	$56,510	$30,823
Total operating expenses	$112,919	$5,093	$255,720	$17,053
Net income (loss)	$(72,449)	$72,626	$(123,370)	$33,064
Net cash provided by (used in) operating activities	$(122,328)	$103,937	$(101,725)	$132,905
Net cash provided by (used in) investing activities	$55,000	$(55,270)	$50,000	$(80,000)
Net cash used in financing activities	$(39,551)	$(71,257)	$(49,424)	$(83,226)

NOTE 4 — DISPOSAL OF SUBSIDIARY

Cellpro Japan Co., Ltd.

On January 1, 2024, the Company disposed of its subsidiary, Cellpro Japan Co., Ltd. (“Cellpro”), to Waqoo Inc. (“Waqoo”), a Japanese company listed on the Tokyo Stock Exchange, of which the CEO of the Company is a non-controlling shareholder with more than 10% ownership interest, in exchange for 353,600 shares of Waqoo’s common stock through a share exchange agreement. The disposal of Cellpro did not constitute a strategic shift that would have a major effect on the Company’s operations and financial results.

After the stock exchange, SBC Japan became a shareholder with less than 10% ownership interest of Waqoo. The common stock of Waqoo was recorded as an investment in a public entity with readily determinable fair value, which was included in long-term investments. Also see Note 9 for further details.

The following table summarizes of the assets and liabilities disposed of at the disposal date.

Cash and cash equivalents	$815,819
Accounts receivable	307,127
Accounts receivable – related parties	146,857
Inventories	244,440
Prepaid expense and other current assets	8,115
Property and equipment, net	300,779
Intangible assets, net	2,249,706
Other assets	84,763
Accounts payable	(191,343)
Current portion of long-term loans	(28,418)
Income tax payable	(99,266)
Accrued liabilities and other current liabilities	(175,012)
Long-term loans	(260,978)
Deferred tax liabilities	(776,249)
Net assets of the subsidiary	2,626,340
Non-controlling interest of the subsidiary	(1,221,795)
Net assets of the subsidiary attributable to the Company	1,404,545
Reclassification of accumulated translation adjustment into gain on disposal	347,784
Fair value of consideration received – Waqoo’s common stock	5,565,938
Gain on disposal of subsidiary	$3,813,609

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of June 30, 2024 and December 31, 2023, prepaid expenses and other current assets consist of the following:

	June 30, 2024	December 31, 2023
Advances to suppliers	$7,487,096	$6,497,608
Convertible note receivable*	2,700,000	1,000,000
Other receivables**	915,218	2,390,276
Others	424,617	162,121
Total	$11,526,931	$10,050,005

*	In May 2023, the Company purchased from Pono Capital Two, Inc. (“Pono”), a special purpose acquisition company incorporated in Delaware, a convertible promissory note in aggregate principal amount of $1,000,000, which will automatically convert into shares of Class A common stock of Pono at a conversion price of $10.00 per unit immediately prior to the expected merger between the Company and Pono Two Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Pono, with the Company continuing as the surviving entity (“Pono Merger”). In February 2024, the Company and Pono entered into an Amendment to the Note Purchase Agreement, which increased the principal amount of the convertible promissory note from $1,000,000 to $2,700,000.

**	Represent a refundable deposit to be returned by a supplier, reimbursement receivables from a business partner, and other miscellaneous receivables.

NOTE 6 — FINANCE LEASE RECEIVABLES

As of June 30, 2024 and December 31, 2023, finance lease receivables consist of the following:

	June 30, 2024	December 31, 2023
Future minimum lease payments receivable	$10,074,258	$9,586,741
Estimated residual value	—	—
Gross finance lease receivables	10,074,258	9,586,741
Less: unearned interest income	(24,731)	(22,688)
Finance lease receivables	$10,049,527	$9,564,053
Finance lease receivables, current	$6,598,828	$6,143,564
Finance lease receivables, non-current	$3,450,699	$3,420,489

As of June 30, 2024, maturities of the Company’s gross finance lease receivables are as follows:

Years ending December 31,
Remaining of 2024	$2,730,592
2025	4,212,948
2026	2,650,836
2027	479,882
Total	$10,074,258

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — PROPERTY AND EQUIPMENT, NET

As of June 30, 2024 and December 31, 2023, property and equipment, net consist of the following:

	June 30, 2024	December 31, 2023
Land	$1,799,434	$1,799,443
Buildings and facilities attached to buildings	7,818,714	8,412,348
Machinery, equipment and automobiles	4,972,441	5,539,542
Aircraft	3,587,308	4,091,772
Software	3,761,639	3,778,911
Construction in progress	766,833	591,306
Subtotal	22,706,369	24,213,322
Less: accumulated depreciation	(8,353,870)	(8,231,990)
Less: accumulated impairment	(2,473,367)	(2,399,315)
Property and equipment, net	$11,879,132	$13,582,017

Depreciation expense was $570,730 and $2,179,096 for the three months ended June 30, 2024 and 2023, respectively, and $1,315,539 and $3,473,022 for the six months ended June 30, 2024 and 2023, respectively.

The Company recognized an impairment loss of nil and $194,336 for the three months ended June 30, 2024 and 2023, respectively, and nil and $194,336 for the six months ended June 30, 2024 and 2023, respectively.

The Company recognized a gain on disposal of property and equipment of $902 and $197,384 for the three months ended June 30, 2024 and 2023, respectively, and $902 and $249,532 for the six months ended June 30, 2024 and 2023, respectively.

NOTE 8 — INTANGIBLE ASSETS, NET

As of June 30, 2024 and December 31, 2023, intangible assets, net consist of the following:

	June 30, 2024	December 31, 2023
Assembled workforce	$—	$8,976,567
Patent use right	16,162,319	18,435,140
Others	181,151	212,190
Subtotal	16,343,470	27,623,897
Less: accumulated amortization	(1,515,217)	(7,884,621)
Intangible assets, net	$14,828,253	$19,739,276

Amortization expense was $260,215 and $1,424,419 for the three months ended June 30, 2024 and 2023, respectively, and $533,883 and $2,927,809 for the six months ended June 30, 2024 and 2023, respectively.

Other intangible assets consist of miscellaneous intangible assets with indefinite useful life.

Estimated future amortization expense related to intangible assets as of June 30, 2024 is as follows:

Years ending December 31,	Amortization expense
Remaining of 2024	$505,072
2025	1,010,145
2026	1,010,145
2027	1,010,145
2028	1,010,145
Thereafter	10,101,450
Total	$14,647,102

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — INVESTMENTS

As of June 30, 2024 and December 31, 2023, investments consist of the following:

	June 30, 2024	December 31, 2023
Investments in private entities or organizations that do not report NAV per share:
Entities or organizations without observable price changes	$1,365,362	$1,557,366
Investment in a public entity with readily determinable fair value – related party	3,890,594	—
Less: accumulated impairment	(620,652)	(707,932)
Long-term investments	$4,635,304	$849,434

The Company recognized an unrealized gain on available-for-sale debt security of nil and $166,561 for the three months ended June 30, 2024 and 2023, respectively, and nil and $196,623 for the six months ended June 30, 2024 and 2023, respectively.

In January 2024, the Company acquired 353,600 shares of common stock of Waqoo, representing less than 10% ownership interest, a related-party company listed on the Tokyo Stock Exchange, with a fair value of $5,565,938 through a share exchange agreement. During the three and six months ended June 30, 2024, the Company recognized an unrealized loss of $107,046 and $1,045,557 on the investment in Waqoo, respectively.

NOTE 10 — OTHER ASSETS

As of June 30, 2024 and December 31, 2023, other assets consist of the following:

	June 30, 2024	December 31, 2023
Security deposits	$2,606,524	$3,049,112
Corporate-owned life insurance policies	11,056,058	11,529,700
Long-term loans receivable, primarily student loans	584,579	647,641
Others	186,622	215,605
Total	$14,433,783	$15,442,058

NOTE 11 — ACCRUED LIABILITIES AND OTHER CURRENT LIABILITIES

As of June 30, 2024 and December 31, 2023, accrued liabilities and other current liabilities consist of the following:

	June 30, 2024	December 31, 2023
Individual income tax withheld on behalf of employees	$729,832	$943,195
Wages and bonus payables	6,832,616	6,264,711
Consumption tax payable	4,425,498	12,968,580
Liabilities assumed in connection with purchase of property and equipment	1,130,177	656,508
Others	903,944	176,015
Total	$14,022,067	$21,009,009

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — LONG-TERM LOANS

As of June 30, 2024 and December 31, 2023, the Company’s long-term loans from banks and other financial institution consist of the following:

Indebtedness	Weighted Average Interest Rate*	Weighted Average Years to Maturity*	June 30, 2024	December 31, 2023
Guaranteed loans
Fixed rate loans	1.11%	3.86	$463,809	$575,191
Variable rate loans	0.19%	0.49	108,623	289,226
Subtotal	1.30%	4.35	572,432	864,417

Unsecured loans
Fixed rate loans	0.13%	2.64	186,488	354,522
Subtotal	0.13%	2.64	186,488	354,522

Total long-term loans	1.43%	6.99	758,920	1,218,939

Less: current portion			(112,042)	(156,217)
Non-current portion			$646,878	$1,062,722

*	Pertained to information for loans outstanding as of June 30, 2024.

The Company borrowed loans from various banks and a financial institution for working capital purposes.

Interest expense was $7,424 and $25,508 for the three months ended June 30, 2024 and 2023, respectively, and $10,432 and $33,402 for the six months ended June 30, 2024 and 2023, respectively.

The guarantee information of the Company’s outstanding loans as of June 30, 2024 and December 31, 2023 consists of the following:

	June 30, 2024	December 31, 2023
Co-guaranteed by CEO of subsidiaries within the Company’s organizational structure and Tokyo Credit Guarantee Association	$572,432	$747,474
Co-guaranteed by CEO of a subsidiary within the Company’s organizational structure and Kanagawa Credit Guarantee Association	$—	$116,943

As of June 30, 2024, future minimum payments for long-term loans are as follows:

Years ending December 31,	Principal Repayment
Remaining of 2024	$56,021
2025	126,029
2026	130,691
2027	125,109
2028	68,479
Thereafter	252,591
Total	$758,920

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — OPERATING LEASES — AS A LESSEE

The Company has entered into operating leases for offices and sublease purposes, with terms ranging from two to nine years. The estimated effect of lease renewal and termination options, as applicable, that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right-of-use assets and lease liabilities was included in the unaudited consolidated financials.

During the six months ended June 30, 2024 and 2023, certain operating leases were guaranteed by related parties of the Company.

Operating lease expenses for lease payments are recognized on a straight-line basis over the lease term. Leases with an initial term of twelve months or less are not recorded on the unaudited consolidated balance sheets.

The components of lease costs are as follows:

	For the Six Months Ended June 30,
	2024	2023
Operating lease costs	$1,927,643	$2,137,433
Short-term lease costs	180,053	215,712
Total lease costs	$2,107,696	$2,353,145

The following table presents supplemental information related to the Company’s operating leases:

	For the Six Months Ended June 30,
	2024	2023
Operating cash flows from operating leases	$1,992,121	$2,180,627
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$1,029,518
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$1,376,034	$2,062,879
Weighted average remaining lease term (years)	2.03	2.05
Weighted average discount rate (per annum)	0.19%	0.19%

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — OPERATING LEASES — AS A LESSEE (cont.)

As of June 30, 2024, the future maturity of lease liabilities is as follows:

Years ending December 31,	Lease Payment
Remaining of 2024	$2,554,482
2025	1,618,370
2026	189,009
2027	151,876
2028	151,876
Thereafter	246,463
Total undiscounted lease payments	4,912,076
Less: imputed interest	(8,156)
Total operating lease liabilities	$4,903,920

NOTE 14 — INCOME TAXES

United States

SBC USA, SBC Healthcare Inc., SBC Irvine, LLC, and Aikawa Medical Management, Inc. are incorporated in the United States and subject to federal income tax rate at 21% statutory tax rate with respect to the assessable income generated from the United States.

Japan

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. During the six months ended June 30, 2024 and 2023, substantially all the taxable income of the Company is generated in Japan. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. Income taxes in Japan applicable to the Company are imposed by the national, prefectural, and municipal governments, and in the aggregate resulted in an effective statutory rate of 34.69% and 34.58% for the six months ended June 30, 2024 and 2023, respectively.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — INCOME TAXES (cont.)

Vietnam

Shoubikai Medical Vietnam Co., Ltd. is incorporated in Vietnam and subject to income tax rate at 20% statutory tax rate with respect to the assessable income generated from Vietnam.

For the six months ended June 30, 2024 and 2023, the Company’s income tax expenses are as follows:

	For the Six Months Ended June 30,
Income Tax Expense	2024	2023
Current	$20,303,822	$14,185,818
Deferred	(3,322,728)	(1,514,836)
Total	$16,981,094	$12,670,982

In 2023, the Company changed the tax year end of SBC Japan, L’Ange Sub and Shobikai Sub from March 31 to December 31. During the six months ended June 30, 2024, the Company made income tax payments of $16,191,178, including enterprise tax payments of $4,800,458, which were deductible for tax purpose. The effective tax rate was 31.28% and 43.78% for the six months ended June 30, 2024 and 2023, respectively.

Since October 2023, the Company has been undergoing a tax examination conducted by the Japanese tax authority for the income tax returns filed by SBC Japan for the years ended March 31, 2016 through March 31, 2023, the income tax returns filed by L’Ange Sub for the years ended February 28, 2021 through February 28, 2023, and the income tax returns filed by Shobikai Sub for the years ended March 31, 2021 through March 31, 2023. The tax examination was completed, the subsidiaries of the Company filed the amended tax returns or received the correction notices from the Japanese tax authority in May 2024. There was no material difference between the final result and the income tax liabilities recorded by the Company for the year ended December 31, 2023.

NOTE 15 — SHAREHOLDER’S EQUITY

The Company was authorized to issue 200,000,000 shares of common stock, par value of $0.0001 per share, and 20,000,000 shares of preferred stock, par value of $0.0001 per share.

In January 2023, the Company issued 1,000 shares of common stock to the CEO of the Company with a purchase price of $0.01 per share. In September 2023, the Company issued 7,947,999 shares of common stock to the CEO of the Company with a purchase price of $0.0001 per share. Since the Company was solely owned by the CEO of the Company, there was no change in relative shareholder rights, rank, or value before and after these issuances, and therefore net income per share was retrospectively adjusted for all periods presented.

As of June 30, 2024 and December 31, 2023, there were 7,949,000 shares of common stock issued and outstanding and no preferred stock issued and outstanding.

Stock-based compensation

In January 2024, the Company terminated 449,190 common stock options granted to doctors of related-party MCs (the “Holders”) in September 2023. In connection with the termination, the Company entered into a common stock purchase warrant agreement (the “Warrant Agreement III”) pursuant to which the Company issued to the Holders warrants to acquire an equal number of shares of common stock as previously subject to the options issued to each of the Holders in September 2023. The warrants may be exercised on the three-month, fifteen-month, and twenty-seven-month anniversary of the date of the Company completes its merger or other transaction with a special purpose acquisition company (“SPAC”) wherein the Company becomes a subsidiary of the SPAC (the “Merger”) or the occurrence of other fundamental events defined in the Warrant Agreement III (the “Trigger Date”), to acquire an amount equal to one-third of the applicable shares of common stock, respectively, with an exercise price per share of $0.0001. The warrants were fully vested on the grant date and will expire on the tenth anniversary of the Trigger Date.

In June 2024, the Company terminated all common stock options and warrants ever granted, except for 270,000 warrants granted to HeartCore Enterprise, Inc. (“HeartCore”) in November 2022 and 50,000 warrants granted to a business partner in September 2023.

As of June 30, 2024 and December 31, 2023, there were nil and 1,131,810 common stock options and warrants granted to related parties of the Company, respectively.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 — SHAREHOLDER’S EQUITY (cont.)

The following table summarizes the stock option/warrant activities and related information for the six months ended June 30, 2024 and 2023:

	Number of Options/ Warrants*	Weighted Average Exercise Price*	Weighted Average Remaining Term (Years)**	Intrinsic Value
As of January 1, 2023	270,000	$0.01	10.00	$—
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
As of June 30, 2023	270,000	$0.01	10.00	$—

As of January 1, 2024	2,051,000	$0.0014	10.00	$—
Granted	449,190	0.0001	—	—
Exercised	—	—	—	—
Forfeited/Cancelled	(2,180,190)	0.0001	—	—
As of June 30, 2024	320,000	$0.0085	10.00	$—
Vested and exercisable as of June 30, 2024	—	$—	—	$—

*	On November 8, 2022, the Company entered into a Common Stock Purchase Warrant Agreement (the “Warrant Agreement”) with HeartCore pursuant to which, the Company granted HeartCore common stock purchase warrants to purchase 2.7% of the fully diluted shares of the Company’s common stock as of the date of the Merger, for an exercise price per share of $0.01, subject to adjustment as provided in the Warrant Agreement. As of June 30, 2024 and December 31, 2023, the number of such warrants was calculated to be 270,000.

**	All of the options and warrants granted are not exercisable before the Merger and will be expired on the tenth anniversary of the Trigger Date.

As of June 30, 2024, the Company did not recognize any stock-based compensation expense as the performance condition of exercisability upon consummation of the Merger is not considered probable until it occurs.

NOTE 16 — DISAGGREGATION OF REVENUES

Revenues generated from different revenue streams consist of the following:

	For the Six Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Royalty income	$14,626,256	$9,955,479	$29,736,524	$16,839,041
Procurement services	13,536,608	13,186,629	26,732,592	25,703,245
Management services	16,705,597	13,471,805	32,360,267	30,724,761
Rental services	3,453,173	1,226,444	7,071,114	3,343,410
Others	4,780,446	3,161,069	12,009,625	7,303,587
Total	$53,102,080	$41,001,426	$107,910,122	$83,914,044

During the six months ended June 30, 2024 and 2023, the Company recognized revenue of $1,970,889 and $503,681 from the opening balance of advances from customers, respectively; and recognized revenue of nil and $1,382,803 from the opening balance of advances from customers — related parties, respectively.

As of June 30, 2024 and December 31, 2023, and for the six months ended June 30, 2024 and 2023, substantially all of our long-lived assets and revenues generated are attributed to the Company’s operation in Japan.

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS

The related parties had material transactions for the six months ended June 30, 2024 and 2023 consist of the following:

Name of Related Parties	Nature of Relationship as of June 30, 2024
Yoshiyuki Aikawa	Sole shareholder, director and CEO of the Company
Yoshiko Aikawa	Representative director of a subsidiary of the Company
Mizuho Yamashita	Director of a subsidiary of the Company
Medical Corporation Shobikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Kowakai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Nasukai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Aikeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Jukeikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Ritz Cosmetic Surgery	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Association Junikai	The relatives of CEO of the Company being the Members of the MC
Medical Corporation Association Furinkai	The relatives of CEO of the Company being the Members of the MC
Japan Medical & Beauty Inc.	Controlled by the CEO of the Company
SBC Inc., previously known as SBC China Inc.	Controlled by the CEO of the Company
Hariver Inc.	Controlled by the CEO of the Company
Public Interest Foundation SBC Medical Promotion Foundation	The relative of CEO of the Company being a Member of Public Interest Foundation SBC Medical Promotion Foundation
AI Med Inc.	Controlled by the CEO of the Company
General Incorporated Association SBC	The CEO of the Company being the Member of General Incorporated Association SBC
Amulet Inc.	Controlled by Mizuho Yamashita, a director of a subsidiary of the Company
SBC Irvine MC	Significantly influenced by the Company
SBC Tokyo Medical University, previously known as Ryotokuji University	The CEO of the Company is the chairman of SBC Tokyo Medical University
SBC Shonan Osteopathic Clinic Co., Ltd.	The CEO of the Company is a principal shareholder of SBC Shonan Osteopathic Clinic Co., Ltd.
Waqoo Inc.	The CEO of the Company is a principal shareholder of Waqoo Inc.
General Incorporated Association Taiseikai	The relatives of CEO of the Company being the Members of General Incorporated Association Taiseikai

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

During the six months ended June 30, 2024 and 2023, the transactions with related parties are as follows:

	For the Six Months Ended June 30,
	2024	2023
Medical Corporation Shobikai	$26,205,206	$33,109,091
Medical Corporation Kowakai	25,998,681	17,444,445
Medical Corporation Nasukai	24,113,981	18,942,043
Medical Corporation Aikeikai	11,113,976	8,105,210
Medical Corporation Jukeikai	3,698,101	1,275,997
Medical Corporation Ritz Cosmetic Surgery	2,672,883	516,360
Japan Medical & Beauty Inc.	19,713	24,895
Hariver Inc.	9,856	11,041
SBC Inc., previously known as SBC China Inc.	1,842	60
Public Interest Foundation SBC Medical Promotion Foundation	59	625
General Incorporated Association SBC	304	—
SBC Tokyo Medical University, previously known as Ryotokuji University	40,817	32,830
Yoshiyuki Aikawa	54,130	2,267
Mizuho Yamashita	—	15,458
Amulet Inc.	—	927
AI Med Inc.	207	15,197
SBC Irvine MC	682,057	720,498
Medical Corporation Association Furinkai	4,880,109	—
Medical Corporation Association Junikai	2,013,450	—
General Incorporated Association Taiseikai	993	—
SBC Shonan Osteopathic Clinic Co., Ltd.	2,880	—
Total	$101,509,245	$80,216,944

As of June 30, 2024 and December 31, 2023, the balances with related parties are as follows:

Accounts receivable	June 30, 2024	December 31, 2023
Medical Corporation Shobikai	$4,270,647	$9,251,427
Medical Corporation Nasukai	6,716,636	8,447,448
Medical Corporation Kowakai	6,554,855	7,841,059
Medical Corporation Aikeikai	2,816,432	4,661,649
Medical Corporation Jukeikai	778,715	1,358,213
Medical Corporation Association Furinkai	1,252,149	1,039,074
Medical Corporation Ritz Cosmetic Surgery	482,829	520,891
Medical Corporation Association Junikai	859,837	348,187
Japan Medical & Beauty Inc.	—	139,767
SBC Tokyo Medical University, previously known as Ryotokuji University	436	66,546
AI Med Inc.	—	2,329
SBC Inc., previously known as SBC China Inc.	1,348	45
Public Interest Foundation SBC Medical Promotion Foundation	—	37
SBC Shonan Osteopathic Clinic Co., Ltd.	1,284	—
SBC Irvine MC	122,149	—
General Incorporated Association Taiseikai	304	—
General Incorporated Association SBC	53	—
Total	$23,857,674	$33,676,672

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

Other receivables	June 30, 2024	December 31, 2023
SBC Inc., previously known as SBC China Inc.	$5,245,990	$—
Total	$5,245,990	$—

Finance lease receivables	June 30, 2024	December 31, 2023
Medical Corporation Shobikai	$1,994,216	$2,568,709
Medical Corporation Kowakai	2,387,575	2,779,347
Medical Corporation Nasukai	2,684,466	2,019,117
Medical Corporation Aikeikai	1,492,424	1,782,124
Medical Corporation Jukeikai	482,444	335,317
Medical Corporation Ritz Cosmetic Surgery	1,008,402	79,439
Total	$10,049,527	$9,564,053
Less: current portion	6,598,828	6,143,564
Non-current portion	$3,450,699	$3,420,489

Due from related party, net	June 30, 2024	December 31, 2023
SBC Irvine MC	$3,301,013	$3,238,209
Less: allowance for credit loss	(3,301,013)	(3,238,209)
Total	$—	$—

Long-term investments in MCs – related parties	June 30, 2024	December 31, 2023
Medical Corporation Shobikai	$6,216	$7,090
Medical Corporation Kowakai	6,216	7,090
Medical Corporation Nasukai	6,216	7,090
Medical Corporation Aikeikai	6,216	7,090
Medical Corporation Jukeikai	6,685,971	7,626,184
Medical Corporation Ritz Cosmetic Surgery	10,658,205	12,157,011
Total	$17,369,040	$19,811,555

Advances from customers	June 30, 2024	December 31, 2023
Medical Corporation Shobikai	$7,877,988	$13,438,645
Medical Corporation Kowakai	3,618,451	4,237,765
Medical Corporation Nasukai	3,317,683	4,117,597
Medical Corporation Aikeikai	928,692	1,168,947
Medical Corporation Jukeikai	56,118	85,044
Medical Corporation Ritz Cosmetic Surgery	4,877	10,177
Total	$15,803,809	$23,058,175

SBC MEDICAL GROUP HOLDINGS INCORPORATED
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — RELATED PARTY TRANSACTIONS (cont.)

Notes payable – related parties	June 30, 2024	December 31, 2023
Medical Corporation Shobikai	$9,410,372	$5,264,101
Medical Corporation Kowakai	6,901,327	3,855,650
Medical Corporation Nasukai	6,208,280	4,099,032
Medical Corporation Aikeikai	428,944	1,561,642
Medical Corporation Jukeikai	372,383	268,552
Medical Corporation Ritz Cosmetic Surgery	498,940	268,445
Total	$23,820,246	$15,317,422
Less: current portion	9,672,886	3,369,203
Non-current portion	$14,147,360	$11,948,219

Due to related party	June 30, 2024	December 31, 2023
Yoshiyuki Aikawa	$3,469,183	$3,583,523
Total	$3,469,183	$3,583,523

	For the Six Months Ended June 30,
Allowance for credit loss movement	2024	2023
Beginning balance	$3,238,209	$2,867,455
Provision for credit loss	62,804	146,452
Ending balance	$3,301,013	$3,013,907

The balances of due to and due from related parties represent the outstanding loans to and from related parties, respectively, as of June 30, 2024 and December 31, 2023. These loans are non-secured, interest-free and due on demand.

The Company made a prepayment of JPY2.4 billion (approximately $18.32 million when payment was made) in December 2022 to purchase a patent use right ready to be used on January 1, 2023 with the useful life of sixteen years from SBC Tokyo Medical University, previously known as Ryotokuji University. SBC Tokyo Medical University later became a related party of the Company in March 2023 when the CEO of the Company became the chairman of the university. As SBC Tokyo Medical University was not a related party at the time the patent use right was purchased, this was not identified as a related party transaction.

In February 2023, the Company paid off the retirement compensation expense accrued to Yoshiko Aikawa.

During the six months ended June 30, 2024 and 2023, the Company purchased medical equipment and cosmetics of $5,413,462 and $1,596,023, respectively, from Japan Medical & Beauty Inc., which was recognized and included in the cost of revenues.

Also see Note 4, 9, 12, 13 and 15 for more transactions with related parties.

NOTE 18 — SUBSEQUENT EVENTS

The Company evaluated subsequent events through the date that the unaudited consolidated financial statements are issued, and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements other than as disclosed below.

In July 2024, the Company terminated 50,000 warrants granted to a business partner in September 2023.

On September 17, 2024, following the approval at the special meeting of the shareholders of Pono Capital Two, Inc., a Delaware corporation (“Pono”), Pono Two Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Pono consummated a merger with and into the Company pursuant to an agreement and plan of merger, with the Company continuing as the surviving entity and has become a wholly owned subsidiary of Pono. On September 17, 2024, the Company changed its name to “SBC Medical Group, Inc.” and Pono changed its name to “SBC Medical Group Holdings Incorporated”.